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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (expressed in thousands, except share and per share amounts)

                                                                           Three Months Ended                Six Months Ended
                                                                                June 30,                        June 30,
                                                                        1994             1993             1994             1993
                                                                        ----             ----             ----             ----
 PRIMARY EARNINGS PER SHARE
 Earnings
   Net income (loss)                                                   $    3,084      $   (2,589)      $    5,932       $   (5,754)
   Deduct dividends on preferred shares                                     1,869               -            3,738                -
                                                                       ----------      ----------       ----------       ----------
   Net income (loss) applicable to common stock                        $    1,215      $   (2,589)      $    2,194       $   (5,754)
                                                                       ==========      ==========       ==========       ==========
 Shares
   Weighted average number of common shares outstanding                80,601,074      80,061,842       80,478,707       80,041,663
   Assuming exercise of stock options reduced by the
     number of shares which could have been
     purchased with the proceeds from exercise of such
     options                                                              558,404               -         537,564                -

   Assuming conversion of 6% convertible debentures                     4,848,485               -       4,848,485                -
                                                                       ----------      ----------      ----------       ----------
   Weighted average number of common shares outstanding,
     as adjusted                                                       86,007,963      80,061,842      85,864,756       80,041,663
                                                                       ==========      ==========      ==========       ==========

   Primary earnings (loss) per common share                            $     0.01      $    (0.03)     $     0.03       $    (0.07)
                                                                       ==========      ==========      ==========       ==========
 FULLY DILUTED EARNINGS PER SHARE  (1)
 Earnings
   Net income (loss)                                                   $    3,084      $   (2,589)     $    5,932       $   (5,754)
                                                                       ==========      ==========      ==========       ==========
 Shares
   Weighted average number of common
     shares outstanding                                                80,601,074      80,061,842      80,478,707       80,041,663
   Assuming conversion of 6% convertible debentures                     4,848,485       4,848,485       4,848,485        4,848,485
   Assuming exercise of stock options reduced by the
     number of shares which could have been
     purchased with the proceeds from exercise of
     such options                                                         569,460         143,530         556,123          261,055

   Assuming conversion of preferred stock                              10,952,600       5,656,837      10,952,600        2,844,045
                                                                       ----------      ----------      ----------       ----------
   Weighted average number of common shares
     outstanding, as adjusted                                          96,971,619      90,710,694      96,835,915       87,995,248
                                                                       ==========      ==========      ==========       ==========
 Net income (loss) per common share assuming full dilution             $     0.03      $    (0.03)     $     0.06       $    (0.07)
                                                                       ==========      ==========      ==========       ==========

 ADDITIONAL PRIMARY COMPUTATION  (1)
 Net income (loss) applicable to common stock, as adjusted per
   primary computation above                                                           $   (2,589)                     $   (5,754)
                                                                                       ==========                      ==========
 Additional adjustment to weighted average number of shares
   outstanding:
   Weighted average number of shares outstanding,
      as adjusted per primary computation above                                        80,061,842                      80,041,663
   Anti-dilutive effect of outstanding options (as
      determined by the application of the treasury stock                                  27,097                          52,474
      method)

   Anti-dilutive effect of conversion of 6%
      convertible debentures                                                            4,848,485                       4,848,485
                                                                                       ----------                      ----------
   Weighted average number of common shares, as adjusted                               84,937,424                      84,942,622
                                                                                       ----------                      ----------
 Primary loss per share, as adjusted                                                   $    (0.03)                     $    (0.07)
                                                                                       ==========                      ==========
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(1)  These calculations are submitted in accordance with Regulation S-K Item
     601(b)(11) although it is contrary to paragraphs 30 and 40 of APB
     Opinion No. 15 because it produces an anti-dilutive result.